EXHIBIT 99.4

        FEI COMPANY
7451 NW Evergreen Parkway
Hillsboro, Oregon 97124

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                           , 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Vahé A. Sarkissian and Bradley J. Thies, and each of them with full power of substitution and re-substitution, proxies to vote at the Special Meeting of Shareholders of FEI Company to be held on                           , 2002 at             a.m. (local time) at                                                       , and at all adjournments or postponements thereof, all shares of FEI common stock which the undersigned is entitled to vote as directed below, and in their discretion upon such other matters as may properly come before the meeting.

        The shares represented hereby will be voted in accordance with the choices specified by the shareholder in writing on the reverse side. If not otherwise specified by the shareholder, the shares represented by this proxy will be voted FOR the merger and FOR the other matters described on the reverse side.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

(Continued and to be signed on the reverse side)

Special Meeting of Shareholders
FEI COMPANY

                           , 2002

Please Detach and Mail in the Envelope Provided

\*/                                                             \*/

A ☒	Please mark your votes as in this example

The Board of Directors Recommends a Vote "FOR" Proposal I.

	FOR	AGAINST	ABSTAIN
PROPOSAL I.
Approval of the merger.	☐	☐	☐

Transaction of such other business as may properly come before the Meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature		Dated	, 2002
IF HELD JOINTLY

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, all in accordance with the accompanying joint proxy statement/prospectus, receipt of which is hereby acknowledged.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.